Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Anthony Redding, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports First-Quarter 2024 Financial Results

ROCHESTER, N.Y., May 9, 2024 – Eastman Kodak Company (NYSE: KODK) today reported financial results for the first quarter 2024.

First-quarter 2024 highlights include:

●	Consolidated revenues of $249 million, compared with $278 million for Q1 2023, a decrease of $29 million or 10 percent

●	Gross profit of $49 million, compared with $50 million for Q1 2023, a decrease of $1 million or 2 percent

●	Gross profit percentage of 20 percent, compared with 18 percent for Q1 2023, an increase of 2 percentage points

●	GAAP net income of $32 million, compared with net income of $33 million for Q1 2023, a decrease of $1 million or 3 percent

●	Operational EBITDA of $4 million, compared with $9 million for Q1 2023, a decrease of $5 million or 56 percent

●	A quarter-end cash balance of $262 million, compared with $255 million on December 31, 2023, an increase of $7 million; cash flow from operations improved by $3 million from the prior period

“For the first quarter, Kodak continued to build on its strong foundation, generating cash and delivering a gross profit percentage of 20 percent, which reflects our ongoing commitment to improving operational efficiency,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “Sticking to our long-term strategic plan, we continue to invest in innovation in our core businesses of print and advanced materials and chemicals. In print, we will showcase exciting new products for both offset and digital print this month at the drupa tradeshow in Germany. No one can match our ability to help customers successfully integrate offset and digital capabilities as the print industry evolves. In AM&C, we are committed to our film business and are expanding our manufacturing capacity to meet growing demand for both still and motion picture film. At the same time, we are setting the stage for Kodak as a growth company by investing in a number of AM&C initiatives that leverage our unmatched knowledge of chemicals, layering and coating and vast manufacturing infrastructure. Looking ahead, we plan to continue our momentum by meeting the needs of our customers today and investing in growth for the next generation.”

Kodak Reports First-Quarter 2024 Financial Results Page 2

For the quarter ended March 31, 2024, revenues were $249 million, a decrease of $29 million or 10 percent compared to the same period in 2023. Foreign currency had no impact on revenues in the three months ended March 31, 2024 compared to the three months ended March 31, 2023.

GAAP net income was $32 million for the quarter, compared to $33 million in 2023, a decrease of $1 million or 3 percent. Operational EBITDA for the quarter ended March 31, 2024 was $4 million, compared to $9 million in Q1 2023, a decrease of $5 million or 56 percent. The decrease was primarily driven by lower volumes and higher costs associated with investments in information technology systems and organizational structure to drive further operational efficiencies, partially offset by lower manufacturing costs due to customer focused initiatives, supply chain and workforce optimization, productivity improvements and other cost savings activities.

Kodak ended the quarter with a cash balance of $262 million, an increase of $7 million from December 31, 2023. The increase was driven by improvements in working capital primarily due to cash proceeds of $40 million from brand licensing.

“Kodak continued to deliver strong cash performance in the first quarter, increasing our cash balance from $255 million to $262 million,” said David Bullwinkle, Kodak’s CFO. “We also improved our gross profit percentage year over year for the quarter, which reflects our ongoing focus on streamlining our operations and generating smart revenue. Operational EBITDA for the quarter was impacted by significant investments in automation and simplification of back-office functions. For the balance of the year, we plan to concentrate on the fundamentals from our strategic plan: investing for growth, increasing operational efficiency and helping our customers succeed.”

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Kodak Reports First-Quarter 2024 Financial Results Page 3

Revenue and Operational EBITDA by Reportable Segment Q1 2024 vs. Q1 2023

($ millions)

Q1 2024 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$182	$59	$4	$245
Operational EBITDA *	$-	$1	$3	$4

Q1 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$209	$61	$4	$274
Operational EBITDA *	$6	$-	$3	$9

Q1 2024 vs. Q1 2023 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(27)	$(2)	$-	$(29)
Operational EBITDA *	$(6)	$1	$-	$(5)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

Foreign currency had no impact on revenues or Operational EBITDA for the three months ended March 31, 2024 compared to the three months ended March 31, 2023.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on Twitter @Kodak and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

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Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2023 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through inter-company loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability to fund continued investments, capital needs, collateral requirements and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; Changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, geopolitical issues such as the war in Ukraine and conflicts involving Israel, medical epidemics, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the war in Ukraine, the conflicts involving Israel, and residual effects of the COVID-19 pandemic; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non‐binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; and the potential impact of force majeure events, cyber‐attacks or other data security incidents that could disrupt or otherwise harm Kodak’s operations.

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Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this first quarter 2024 financial results news release, reference is made to the following non-GAAP financial measure of Operational EBITDA.

Kodak believes that this non-GAAP measure represents an important internal measure of performance. Accordingly, where it is provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the earnings from continuing operations excluding the provision for income taxes; non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; other operating (income) expense; interest expense; and other income, net.

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The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA for the three months ended March 31, 2024 and 2023, respectively:

(in millions)
	Q1 2024	Q1 2023	$ Change	% Decline
Net Income	$32	$33	$(1)	-3%
All other	(1)	-	(1)
Depreciation and amortization	7	8	(1)
Restructuring costs and other (2)	5	1	4
Stock based compensation	3	4	(1)
Consulting and other costs (1)	-	(10)	10
Other operating (income) expense, net (2)	(17)	1	(18)
Interest expense (2)	15	11	4
Pension income excluding service cost component (2)	(41)	(40)	(1)
Other income, net (2)	(2)	(7)	5
Provision for income taxes (2)	3	8	(5)
Operational EBITDA	$4	$9	$(5)	-56%

Footnote Explanations:

(1)

Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation. Consulting and other costs in the three months ended March 31, 2023 included $10 million of income in representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.

(2)	As reported in the Consolidated Statement of Operations

Kodak Reports First-Quarter 2024 Financial Results Page 7

A.	FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions, except per share data)	Three Months Ended
	March 31,
	2024	2023
Revenues
Sales	$206	$224
Services	43	54
Total revenues	249	278
Cost of revenues
Sales	168	192
Services	32	36
Total cost of revenues	200	228
Gross profit	49	50
Selling, general and administrative expenses	45	34
Research and development costs	9	9
Restructuring costs and other	5	1
Other operating (income) expense, net	(17)	1
Income from operations before interest expense, pension income excluding service cost component, other income, net and income taxes	7	5
Interest expense	15	11
Pension income excluding service cost component	(41)	(40)
Other income, net	(2)	(7)
Earnings from operations before income taxes	35	41
Provision for income taxes	3	8
NET EARNINGS	$32	$33

Basic earnings per share attributable to Eastman Kodak Company common shareholders	$0.31	$0.33

Diluted earnings per share attributable to Eastman Kodak Company common shareholders	$0.30	$0.30

The notes accompanying the financial statements contained in the Company’s first quarter 2024 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports First-Quarter 2024 Financial Results Page 8

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)

	March 31,	December 31,
(in millions)	2024	2023
ASSETS
Cash and cash equivalents	$262	$255
Trade receivables, net of allowances of $7 and $8, respectively	139	195
Inventories, net	230	217
Other current assets	46	45
Total current assets	677	712
Property, plant and equipment, net of accumulated depreciation of $471 and $450, respectively	171	169
Goodwill	12	12
Intangible assets, net	23	24
Operating lease right-of-use assets	31	30
Restricted cash	106	110
Pension and other postretirement assets	1,247	1,216
Other long-term assets	80	82
TOTAL ASSETS	$2,347	$2,355

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$129	$125
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	11	13
Other current liabilities	133	144
Total current liabilities	274	283
Long-term debt, net of current portion	447	457
Pension and other postretirement liabilities	229	237
Operating leases, net of current portion	26	24
Other long-term liabilities	208	213
Total liabilities	1,184	1,214

Commitments and Contingencies (Note 6)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	212	210

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,156	1,156
Treasury stock, at cost	(11)	(11)
Accumulated deficit	(463)	(495)
Accumulated other comprehensive income	269	281
Total shareholders’ equity	951	931
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,347	$2,355

The notes accompanying the financial statements contained in the Company’s first quarter 2024 Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports First-Quarter 2024 Financial Results Page 9

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)

	Three Months Ended
	March 31,
(in millions)	2024	2023
Cash flows from operating activities:
Net earnings	$32	$33
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	7	8
Pension and other postretirement income	(36)	(36)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	—	1
Non-cash changes in workers' compensation and other employee benefit reserves	(1)	1
Stock based compensation	3	4
Net gain on sale of assets	(17)	—
Provision for deferred income taxes	1	—
Decrease in trade receivables	53	12
(Increase) decrease in miscellaneous receivables	(2)	7
Increase in inventories	(15)	(13)
Increase in trade accounts payable	7	3
Decrease in liabilities excluding borrowings and trade payables	(19)	(13)
Other items, net	4	7
Total adjustments	(15)	(19)
Net cash provided by operating activities	17	14

Cash flows from investing activities:
Additions to properties	(10)	(5)
Proceeds from sale of assets	17	—
Net cash provided by (used in) investing activities	7	(5)

Cash flows from financing activities:
Repayment of Amended and Restated Term Loan Agreement	(17)	—
Preferred stock cash dividend payments	(1)	(1)
Net cash used in financing activities	(18)	(1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	—
Net increase in cash, cash equivalents and restricted cash	3	8
Cash, cash equivalents and restricted cash, beginning of period	377	286
Cash, cash equivalents and restricted cash, end of period	$380	$294

The notes accompanying the financial statements contained in the Company’s first quarter 2024 Form 10-Q are an integral part of these consolidated financial statements.